OFFERING CIRCULAR

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

Amendment No. 3

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

Broadcast 3DTV, Inc.

Commission File Number: 0001615923

CALIFORNIA

UNITED STATES:

Broadcast3DTV, Inc.

1020 Hollywood Way, Suite 120

Burbank, California 91505

Phone: (818) 568-6747

 3633– Radio & Television Broadcasting & Communications     __46-0785995_______

(Primary Standard Industrial

      (I.R.S. Employer Identification Number)

                                 Classification Code Number)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFED BY OPERATION OF THE TERM OF REGULATION A.

PART I - NOTIFICATION UNDER REGULATION A

Item 1.

Significant Parties

(a) (b)   Directors and Officers.

Name and Address

Position(s) Held

Mr. Dean Zanetos

Co-Founder & Chairman

Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

Mr. Sidney Kassouf

Co-Founder & President

Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

(c) General Partners of the Issuer    N/A

(d) (e) Recorded and Beneficial owners of 5 percent or more of any class of the issuer’s equity securities.

The following provides the names and addresses of each of the Broadcast 3DTV, Inc. affiliates who own 5% or more of any class of our preferred or common stock:

Name and Address of Record Owner	Shares of Voting Stock of Record Owned	Percentage of Total Voting of Record Owned
Mr. Dean Zanetos (1) (2)	Preferred Common	0% 41.93%
Mr. Sidney Kassouf (3) (4)	Preferred Common	0% 41.93%
Mr. Marko Budgyk (5) (6)	Preferred Common	0% 8.22%
Mr. Mark Centowski (7) (8)	Preferred Common	0% 0%
Dr. John Tamkin (9) (10)	Preferred Common	0% 0%

(1)

Mr. Dean Zanetos is the Co-Founder, Chief Executive Officer and Chairman of the Board of Directors for Broadcast 3DTV, Inc.

(2)

Mr. Dean Zanetos, Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

(3)

Mr. Sidney Kassouf is the Co-Founder, President & Chief Operations Officer of Broadcast 3DTV, Inc.

(4)

Mr. Sidney Kassouf, Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

(5)

Mr. Marko Budgyk is a Shareholder of Broadcast 3DTV, Inc.

(6)

Mr. Marko Budgyk, Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

(7)

Mr. Mark Centowski is the Manager of Operations of Broadcast 3DTV, Inc.

(8)

Mr. Mark Centowski, Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

(9)

Dr. John Tamkin is a Product Development Consultant of Broadcast 3DTV, Inc.

(10)

Dr. John Tamkin, Broadcast 3DTV, Inc., 1020 North Hollywood Way, Suite 120, Burbank, California 91505

(f) Promoters of the issuer

Company:

Broker Dealer (upon completion of registration):

Broadcast 3DTV, Inc.

Alternative Securities Market, LLC

1020 North Hollywood Way, Suite 120

4136 Del Rey Avenue

Burbank, California 91505

Marina Del Rey, California 90292

(818) 568-6747

Phone: (800) 366-0908

http://www.b3dtv.com

http://www.AlternativeSecuritiesMarket.com

Email: Sidneyk@b3dtv.com

Email: Legal@AlternativeSecuritiesMarket.com

g) Affiliates of the issuer.  None

(h)  Counsel for Issuer and Underwriters.

Underwriter:

Alternative Securities Markets Group Corporation

4136 Del Rey Avenue

Marina Del Rey, California 90292

Phone: (800) 366-0908

Email: Legal@ASMGCorp.com

Website: http://www.ASMGCorp.com

(i) through (m)    None

Item 2.  Application of Rule 262.

(a)  (b)  None of the persons identified in response to Item 1 are subject to any of the disqualification provisions set forth in Rule 262 and, as a result, no such application for a waiver if disqualification has been applied for, accepted or denied.

Item 3.  Affiliate Sales.

None of the proposed offering involves the resale of securities by affiliates of the issuer. The issuer has not had a net income from operations of the character in which the issuer intends to engage for at least one of its last two fiscal years. The Company has spent expenditures in excess of revenues the past two years developing its’ products and marketing plans.

Item 4.  Jurisdictions in which Securities are to be offered.

(a) The Securities to be offered in connection with this proposed offering shall be offered by:

Broker Dealer (upon completion of registration):

Alternative Securities Market, LLC

A Subsidiary of Alternative Securities Markets Group Corporation

California & New York Registered Broker-Dealer

Broker-Dealer Corporate:

Alternative Securities Market, LLC

4136 Del Rey Avenue

Marina Del Rey, California 90292

Website: http://www.ASMGCorp.com

Direct: (800) 366-0908

Email: Legal@AlternativeSecuritiesMarket.com

(b) The Securities in this proposed offering shall be offered in the following jurisdictions (but not limited to), subject to qualification in each State, as necessary:

•

California

•

New York

•

Florida

•

Texas

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly Messers, Zanetos and Kassouf, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Shares, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Broadcast 3DTV, Inc. and wire or mail funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any State-Specific Investor Suitability Standards.

Item 5.  Unregistered Securities Issued or Sold Within One Year.

The Company has not had any stock sales within the last year.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Dean Zanetos Chairman of the Board of Directors 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 25,500,000 Shares (42.48%) Preferred Stock: No Shares	Common Stock: 26,998,393.50 Shares (44.4%) Preferred Stock: No Shares
Mr. Sidney K. Kassouf President & Chief Operations Officer 1020 North Hollywood Way, #120 Burbank California 91505	Common Stock: 25,500,000 Shares (42.48%) Preferred Stock: No Shares	Common Stock: 26,998,393.50 Shares (44.4%) Preferred Stock: No Shares
Mr. Marko Budgyk Shareholder 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 5,000,000 Shares (8.32%) Preferred Stock: No Shares	Common Stock: 5,000,000 Shares (8.22%) Preferred Stock: No Shares
Alternative Securities Markets Group Corporation Underwriter / Shareholder 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: 608,214 (1.0%) Preferred Stock: No Shares	Common Stock: 608,214 (1.0%) Preferred Stock: No Shares
Alternative Securities Market, LLC Broker Dealer / Shareholder 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 1,216,428 Shares (2.0%) Preferred Stock: No Shares

(*) Upon qualification of this Registration Statement, the Company will issue 608,214 (SIX HUNDRED EIGHT THOUSAND, TWO HUNDRED FOURTEEN) shares of its Common Stock to Alternative Securities Markets Group Corporation under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

In accordance with the Company agreement with Alternative Securities Market, LLC, the Company shall place into escrow and issue up to ONE MILLION TWO HUNDRED SIXTEEN THOUSAND FOUR HUNDRED TWENTY-EIGHT Shares of Common Stock (the “Escrowed Common Stock”) as follows:

•

20% (243,285 of the escrowed 1,216,428 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($200,000 of this $1,000,000 Offering)

•

20% (a second 243,285 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($400,000 of this $1,000,000 Offering)

•

20% (a third 243,285 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($600,000 of this $1,000,000 Offering)

•

20% (a fourth 243,285 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($800,000 of this $1,000,000 Offering)

•

20% (a fifth 243,288 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,000,000 of this $1,000,000 Offering).

NewShow Media, Inc. Merger Details (2014):

Broadcast 3DTV, Inc. was incorporated in California on August 10th, 2012.

The total number of shares of Capital Stock authorized pre-merger was 100,000,000

The total number of shares of Common Stock issued pre-merger was 29,821,429

The total number of shares of Common Stock reserved for the equity incentive reserve pool pre-merger was 3,000,000

Common Stock Shareholders included:

Mr. Sidney Kassouf: 12,000,000 Shares

Mr. Dean Zanetos: 10,000,000 Shares

Mr. Marko Budgyk: 5,000,000 Shares

Mr. Majid Akeel: 2,422,697 Shares

New Show Media, Inc. was incorporated in California on June 8th, 2005

Total allocated shares of common stock were:

•

Mr. Dean Zanetos – 15,500,000 Shares

•

Mr. Sidney Kassouf – 13,500,000 Shares

On August 4th, 2014, NewShow Media, Inc. was merged into Broadcast 3DTV, Inc., resulting in share allocation for Broadcast 3DTV, Inc. as follows:

•

Mr. Sidney Kassouf: 25,500,000 Shares

•

Mr. Dean Zanetos: 25,500,000 Shares

•

Mr. Marko Budgyk: 5,000,000 Shares

•

Mr. Majid Akeel: 2,422,679 Shares

Item 6.  Other Present or Proposed Offerings.

No application is currently being considered or prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Item 7.  Marketing Arrangements.

There is a Broker-Dealer marketing arrangement with respects to this offering, with the Alternative Securities Market, LLC, and its details are part of the Exhibits of this Registration Statement.

There are no other marketing arrangements with respects to this offering.

The Offering is on a “Best Efforts” basis and is being offered directly by the Company through its Officers and Directors, and Licensed Members of Alternative Securities Market, LLC.

There are no plans to stabilize the market for the securities to be offered.

Alternative Securities Markets Group Corporation, as Underwriter for the Offering, will confirm sales to all accounts.

Item 8.  Relationship with Issuer of Experts Named in Offering Statement.

No experts were employed on a contingent basis or otherwise, nor do they have any material interest in the Issuer or any of its affiliated companies (if any), their Executives, or their Agents.

Item 9.  Use of a Solicitation of Interest Document.

The Company has not used a publication, whether or not authorized by Rule 254, prior to the filing of this notification

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PART II – OFFERING CIRCULAR

Broadcast 3DTV, Inc.

Corporate:

Broadcast 3DTV, Inc.

1020 North Hollywood Way, Suite 120

Burbank, California 91505

 (818) 568-6747

Underwriter:

Broker Dealer:

Alternative Securities Markets Group Corporation

Alternative Securities Market, LLC

       4136 Del Rey Avenue

           4136 Del Rey Avenue

         Marina Del Rey, California 90292

Marina Del Rey, California 90292

     Phone: (800) 366-0908

          Phone: (800) 366-0908

              http://www.ASMGCorp.com

         http://www.ASMX.CO

Best Efforts Offering of 10,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Unit:  $100.00 (USD)

Minimum Offering: 1,000 9% Convertible Preferred Stock Shares

Maximum Offering: 10,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily.  All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. The Offering will close upon the earlier of (1) the sale of 10,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company will have 180 days to reach an investment minimum of $100,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

DATED: August 18th, 2015

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$5.00	$95.00
Total Minimum	1,000	$100,000	$5,000.00	$95,000.00
Total Maximum	10,000	$1,000,000.00	$50,000.00	$950,000.00

1)

We are offering a maximum of 10,000 9% Convertible Preferred Stock Shares at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $30,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $5,200

b.

New York: $1,200

c.

Texas: $1,100

d.

Florida: $1,000

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We intend to use Alternative Securities Market, LLC as the Broker-Dealer for this Offering.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Broadcast Media / Media Broadcasting Company Investment Industry Risks

Media Broadcasting Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Media Broadcasting Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or services does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s products and services may be adversely affected by the general economic climate, Broadcast Media market conditions such as oversupply of related products and services, or a reduction in demand for Broadcast Media products and services in the areas in which the Company’s products and services are located, competition from other Media Broadasting products and services suppliers, and the Company’s ability to provide adequate Broadcast Media products and services.  Revenues from the Company’s products and services are also affected by such factors such as the costs of production and general regional and national market conditions.

Because Media Broadcasting Industry investments are relatively illiquid, the Company’s ability to vary its Broadcast Media products and services portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets.  No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

We are Entirely Dependent on our Internet Content for 3D Broadcast for use by Mobile Devices, and our Future Revenue Depends On Its Commercial Success

Our future development and growth depends on the commercial success of our Internet 3D TV Broadcast content delivery service. Our Broadcast 3DTV service, or other services under development, may not achieve widespread market acceptance. We have recently begun to commercially introduce our service for the delivery of 3D TV video (with audio), and our future growth will depend, in part, on customer acceptance of this service. Failure of our current and planned services to operate as expected could delay or prevent their adoption. If our target customers do not purchase and successfully deploy our planned services, our revenue will not grow significantly and our business, results of operations and financial condition will be seriously harmed. In addition, to the extent we promote any portion of our technology as an industry standard by making it readily available to users for little or no charge, we may not receive revenue that might otherwise have been received by us.

The Internet Content Delivery Market for Mobile Devices is Relatively New, and our Business will Suffer if it Does Not Continue to Develop as we Expect

The market for Internet content delivery services to mobile devices is relatively new. We cannot be certain that a viable market for our 3D TV Broadcast technology service will emerge or be sustainable. If this market does not develop, or develops more slowly than we expect, our business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF OUR 3D TV BROADCAST NETWORK INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE OUR REVENUE AND HARM OUR BUSINESS, FINANCIAL RESULTS AND REPUTATION.

Our business is dependent on providing our customers with fast, efficient and reliable 3D TV Internet Broadcasted content. To meet these customer requirements, we must protect our network infrastructure against damage from:

•

Human Error;

•

Physical and Electronic Security Breaches;

•

Fire, Earthquake, Flood and other Natural Disasters;

•

Power Loss;

•

Sabotage and Vandalism; and

•

Similar Events.

Any Failure of our Telecommunications Providers to Provide Required Transmission Capacity to us Could Result in Interruptions in our Service

Our operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity we require may result in a reduction in, or termination of, service to our customers. This failure may be a result of the telecommunications providers or Internet service providers choosing services that are competitive with our service, failing to comply with or terminating their agreements with us or otherwise not entering into relationships with us at all or on terms commercially acceptable to us. If we do not have access to third-party transmission capacity, we could lose customers or fees charged to such customers, and our business and financial results could suffer.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITVE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of our current competitors, as well as a number of our potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements.

As competition in the Internet content delivery market continues to intensify, new solutions will come to market. We are aware that other companies will in the future focus significant resources on developing and marketing 3DTV products and services that will compete with Broadcast 3DTV’s technology.

Increased competition could result in:

•

Price and Revenue Reductions and Lower Profit Margins;

•

Increased Cost of Service from Telecommunications Providers;

•

Loss of Customers; and

•

Loss of Market Share

Any one of these could materially and adversely affect our business, financial condition and results of operations.

Our Business will Suffer if we are Not Able to Scale our Network as Demand Increases

We have had only limited deployment of our Internet 3D TV Broadcast content delivery service to date, and we cannot be certain that our network can connect and manage a substantially larger number of customers at high transmission speeds. Our network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers’ usage of bandwidth increases, we will need to make additional investments in our infrastructure to maintain adequate downstream data transmission speeds. We cannot assure you that we will be able to make these investments successfully or at an acceptable cost. Upgrading our infrastructure may cause delays or failures in our network. As a result, in the future our network may be unable to achieve or maintain a sufficiently high transmission capacity. Our failure to achieve or maintain high capacity data transmission could significantly reduce demand for our service, reducing our revenue and causing our business and financial results to suffer.

Our Business will Suffer if we Do Not Respond to Technological Changes

The market for Internet content delivery services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. We may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than ours or that gain greater market acceptance,  or if new industry standards emerge, our Internet based 3D TV Broadcast technology may become obsolete, which would materially and adversely affect our business, results of operations and financial condition.

In developing our Internet based 3D TV Broadcast technology service, we have made, and will continue to make, assumptions about the standards that our customers and competitors may adopt. If the standards adopted are different from those which we may now or in the future promote or support, market acceptance of our 3D TV Broadcast service may be significantly reduced or delayed and our business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render our existing services obsolete.

We Face Risks Associated with International Operators that could Harm our Business

To be successful, we believe we must expand our international operations. Therefore, we expect to commit significant resources to expand our international sales and marketing activities. However, we may not be able to develop or increase market demand for our Internet 3D TV Broadcast technology service which may harm our business. We may be subject to a number of risks associated with international business activities which may increase our costs, lengthen our sales cycle and require significant management attention. These risks include:

•

Increased expenses associated with marketing services in foreign countries;

•

General economic conditions in international markets;

•

Currency exchange rate fluctuations;

•

Unexpected changes in regulatory requirements resulting in unanticipated costs and delays;

•

Tariffs, export controls and other trade barriers;

•

Longer accounts receivable payment cycles and difficulties in collecting accounts receivable; and

•

Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

Broadcast 3DTV, Inc. commenced operations in August of 2012 as a California Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Broadcast 3DTV, Inc. will operate profitably.

Minimum Amount of Capital to be Raised

The minimum amount of Securities that need to be sold in this offering for the Company to access the investment funds is $100,000. After the Minimum Amount of Capital required to be reached, all Investor funds will be transferred from the Company’s Escrow Account established with Alternative Securities Market, LLC to the Company. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Securities is not fully subscribed.

The Markets in which we Operate are Highly Competitive and we May be Unable to Compete Successfully Against New Entrants and Established Companies with Greater Resources

We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing. We expect to experience increased competition. Many of our competitors, as well as a number of potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Some of our current or potential competitors may bundle services with other software or hardware in a manner that may discourage consumers from purchasing any products or services we offer.

As competition in the Internet Content Delivery market continues to intensify, new solutions will come to market. We are aware of other companies that are focusing, or may in the future focus significant resources on developing and marketing products and services that will complete with our products and services. We also believe we may face competition from other providers of competing Internet Content Delivery Services, which could result in:

•

Price and revenue reductions and lower profit margins;

•

Increased cost of service from telecommunications providers;

•

Loss of customers; and

•

Loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations.

We Could Incur Substantial Costs Defending our Intellectual Property from Infringement or a Claim of Infringement

Other companies, including our competitors, may obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, sue or sell our service. As a result, we may be found on the proprietary rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed. Companies in the Internet Market are increasingly brining suits alleging infringement of the proprietary rights, particularly patent rights. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources. Intellectual property litigation or claims could force us to do one or more of the following.

•

Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

•

Obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms; and

•

Redesign products or services

If we are forced to take any of the foregoing actions, our business may be seriously harmed. We may not carry adequate insurance to cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

The Company is Dependent on Current Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Dean Zanetos, the Company’s Co-Founder, Chief Executive Officer and Chairman of the Company’s Board of Directors, and Mr. Sidney Kassouf, the Company’s Co-Founder, President and Chief Operations Officer.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by Management

As of August 15th, 2015 the Company’s Managers owned approximately 84.96% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 83.86% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Shares

The Company’s Preferred Stock Shares and Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Preferred Stock or Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Company’s Officers deem it necessary.  As a result, the Company’s Preferred Stock Shares and Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Broadcast Technology Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable California Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

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ITEM 4.    PLAN OF DISTRIBUTION

A maximum of 10,000 9% Convertible Preferred Stock Shares are being offered to the public at $100 per 9% Convertible Preferred Stock Unit. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 10,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company will have 180 days to reach an investment minimum of $100,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

A minimum of $100,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $1,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities after the minimum of $100,000 has be reached. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly Messers, Zanetos and Kassouf, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Broadcast 3DTV, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

ITEM 5. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $1,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 9% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$901,500	90.15%	$86,800	86.8%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$98,500	9.85%	$13,200	13.2%

Footnotes:

1)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $30,000 USD (3% of the Gross Offering / $3,000 paid from Minimum Investment Funds)

2)

We expect to incur offering and registration expenses:

a.

California: $5,200 (paid out of minimum)

b.

New York: $1,200

c.

Texas: $1,100

d.

Florida: $1,000

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

4)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

5)

We intend to use Alternative Securities Market, LLC as the Broker-Dealer for this Offering.

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Use of Investment Proceeds:

ASSUMPTIONS:
1. $1,000,000 raised through equity offering.
2. Percentages will be commensurate to actual funds received.
3. Monthly expenditures may vary.
4. Reserve is set aside for 1st year of interest payments.

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6
General Operating
& Administrative	16,000	16,000	16,000	16,000	16,000	16,000

Hardware Development	4,500	4,500	4,500	4,500	4,500	4,500
Website Development (Software)	4,600	4,600	4,600	4,600	4,600	4,600
Phone App. Development (Software)	4,800	4,800	4,800	4,800	4,800	4,800

Organizational & Office Expense	5,000	5,000	5,000	5,000	5,000	5,000

Legal Corporate	4,500	4,500	4,500	4,500	4,500	4,500
Legal Patents	4,600	4,600	4,600	4,600	4,600	4,600
Accounting & Bookkeeping	2,000	2,000	2,000	2,000	2,000	2,000

Content Development	10,000	10,000	10,000	10,000	10,000	10,000

Employees
2D to 3D Conversions	11,250	11,250	11,250	11,250	11,250	11,250

Interest Reserve	7,500	7,500	7,500	7,500	7,500	7,500

Contingency	10,000	10,000	10,000	10,000	10,000	10,000

	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
General Operating
& Administrative	16,000	16,000	16,000	16,000	16,000	16,000

Hardware Development	4,500	4,500	4,500	4,500	4,500	4,500
Website Development (Software)	4,600	4,600	4,600	4,600	4,600	4,600
Phone App. Development (Software)	4,800	4,800	4,800	4,800	4,800	4,800

Organizational & Office Expense	5,000	5,000	5,000	5,000	5,000	5,000

Legal Corporate	4,500	4,500	4,500	4,500	4,500	4,500
Legal Patents	4,600	4,600	4,600	4,600	4,600	4,600
Accounting & Bookkeeping	5,000	2,000	2,000	2,000	2,000	2,000

Content Development	10,000	10,000	10,000	10,000	10,000	10,000

Employees
2D to 3D Conversions	11,250	11,250	11,250	11,250	11,250	11,250

Interest Reserve	7,500	7,500	7,500	7,500	7,500	7,500

Contingency	10,000	10,000	10,000	10,000	10,000	10,000

						Totals

	Percentage	Total
General Operating
& Administrative	19%	192,000

Hardware Development	5%	54,000
Website Development (Software)	6%	55,200
Phone App. Development (Software)	6%	57,600

Organizational & Office Expense	6%	60,000

Legal Corporate	5%	54,000
Legal Patents	6%	55,200
Accounting & Bookkeeping	3%	27,000

Content Development	12%	120,000

Employees
2D to 3D Conversions	14%	135,000

Interest Reserve	9%	90,000

Contingency	10%	100,000

	100%	1,000,000

The above allocation of Funds Table provides above provides the use of funds based on raising $1,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

ITEM 6. DESCRIPTION OF BUSINESS

Executive Summary

Broadcast 3DTV, Inc. is a California corporation, incorporated August 14, 2012, based in Burbank. Management aggressively protects its intellectual property and owns patents pending for viewing and delivery of 3D content. Company viewing systems enables glasses-free 3D and can be watched from any angle on smart phones, tablets, computers and TV’s. The company also has its own system for conversion of content from 2D to 3D in HD.

The B3DTV advanced technology platform is elegant in its simplicity of use and unique in that it can be monetized through multiple income streams as the company grows.

The unparalleled invention of the Broadcast 3DTV system of displays allows web streaming, web information technology, and 3D production, to all work seamlessly together for a first class customer viewing experience. The existing seasoned management team necessary for such an operation is currently in place. Management intends to further develop more intellectual property and protect it with additional patents.

Traction & Milestones

•

We achieved proof of concept with workable prototypes for several devices from different manufacturers.

•

We have market tested the product abroad and have significant customer interest from major telecoms in India, Saudi Arabia, the UAE, and Germany.

•

We have additionally achieved patent pending status for both our 3D screen protector and for our proprietary system for the transmission of 3D content.

Industry

Internet Broadcast in 3D

Target Customer

Smart phone, tablet, computer and TV users; as well as Content Providers including: 3D film distributors, 3D Game Makers and Sports Networks.

Market Size

64% of American adults now own a smartphone of some kind.

Problem/Opportunity

Glasses are the biggest barrier to widespread 3D viewing outside of theatrical distribution. Many viewers find them uncomfortable, to the point that they are more likely the cause of so-called "3D headaches" than actually watching 3D. Also, wearing 3D glasses serves to narrow the field of vision, introducing a claustrophobic element to the viewing experience.

Solution

We got rid of the glass by making screen protectors for cell phones, tablets, laptops, desktop computers, or TV’s. Our proprietary, inexpensive overlays combined with software, allow clear 3D viewing “without glasses.” Once installed, you can clearly view normal 2D content without knowing its there. But when you switch to the B3DTV website, your programming comes alive revealing clear 3D images, viewable from all angles.

Industry & Market Size

3D Content Providers Need Additional Distribution Outlets

Current studio distribution of 3D films has almost zero aftermarket except in Blu-ray and even that is limited.

Game makers have limited sales for 3D video games.

Sports networks have limited customers for 3D telecasting of sporting events.

As consumers of streaming video increase, they will want more choice, and that will include 3D.

Pirating is almost impossible. B3DTV provides secure electronic internet broadcast of media. Double encoding is achieved through the receiving device as well as at the transmission source and within the signal itself, making the viewing of pirated material both time consuming and almost worthless.

B3DTV can provide 2D to 3D conversion or use existing native or converted 3D material.

Revenue Model

B3DTV technology is monetized in two ways

Revenue from sales of the 3D ScreenPro screen protectors. Our proprietary protective overlay retails at $19.95.

Revenue from subscriptions for 3D content. A starter subscription for basic content will begin at $3 per month. Specialty channels and VOD will be value added features for additional cost.

Competitive Landscape

Currently, there are no other products similar to our 3D screen protectors. Having the “first to market” product advantage will allow Broadcast 3DTV a superior strategic position to rapidly expand, as it captures the huge 3D viewing market.

•

We have a very simple, low cost, yet effective protector/overlay for any smart phone, tablet or computer screen that allows “no glasses” 3D viewing.

•

Consumers do not have to discard their current units in order to upgrade to 3D. No need to transfer information or learn a new device.

•

3D content can be readily available for the consumer whenever they choose to view it.

Marketing

The initial rollout will be geared toward youth (13-25) in our test market, Los Angeles. B3DTV has an ongoing relationship with KTLA TV with an audience reach of 10.4 million viewers. We will provide for local broadcast, a review show, MTMG Review, that will critique the latest in movies, television, music and games. The slant will be youth driven with an emphasis on 3D films & games and give the audience a chance to personally review any show they see through their favorite social media directly from our website.

The show will be broadcast on KTLA in 2D but will be filmed in 3D utilizing trailers and promos originated in 3D. MTMG Review will then be re-broadcast as a “free” program on the B3DTV webpage allowing viewers to see the original program in clear 3D.  The audience will be directed to locations to purchase 3D ScreenPro, the Company’s protective 3D screen along with 3D films and programming accessible through Broadcast 3DTV.

B3DTV, Industry Leadership in Security

With B3DTV security, current native 3D films and content can have a new extended distribution life and allow for even more content be produced almost immediately. 3D sporting events and 3D internet game makers will have new customers through the B3DTV system.

As far as current content providers are concerned, 2D to 3D conversion and the formatting for all display systems is completed prior to broadcast. This not only makes viewing easy for the customer but also provides a high degree of security for content providers. This higher security is achieved through vertical interlacing completed prior to the broadcast. In other words, copying content files will do no good unless your device is exactly the same as the one you copied from and you will have to break and change the extension which will be proprietary from the website and only usable if you have the application that is filed in your name. The app also tracks content use relevant to distribution rights and allows for record-keeping regarding website traffic.

This type of high-security provides safety for the distribution of all copyrighted shows and games within the B3DTV system.

Use Of Proceeds

After the offering, B3DTV’s plan for successful operations for the first 12 months and beyond shall include implementation of the following:

1. Company will advance its manufacturing and packaging of 3D ScreenPro. This is the exclusive Company product, sold as a screen protector for smart phones and tablets that allows viewers to watch uninhibited 3D without glasses when used in conjunction with the free B3DTV app download.

2. As the Company advances its products and broadcast programming, additional patents will be filed both in the US and worldwide, covering Company’s supplementary, new technology as it is developed.

3. Licensing of the Company technology will be targeted to telecommunications companies (telco’s) in the US and throughout the world. As territorial sales expand, Company patent coverage will also expand through formal registrations in those countries.

4. Marketing to the Los Angeles area will commence immediately. (See page 5 - “Marketing”) It is anticipated that because of the low priced entry point for 3D without glasses (See page 4 - “Revenue Model”), a new and exciting viewer experience will be launched. B3DTV’s customer base will be free to screen upcoming 3D movie trailers, 3D games, and music videos. They will get a flavor of 3D viewing without glasses on their existing tablets and smart phones.

5. Company has made initial inquiries with content providers for programming to convert existing 2D material into 3D. The conversions will be done in accordance with B3DTV’s technology and at a price that is less than current rates while still achieving the high definition, broadcast standards required for the B3DTV system.

It is further anticipated that through sales from the Company’s 3D ScreenPro and telco licensing, sufficient revenue will be provided to advance growth and profitability without the need for an additional offering. (See Exhibit Attachment - “Use Of Investment Proceeds”)

The B3DTV Team

B3DTV, Inc. has developed provisional patents and now owns patents pending for viewing and delivery systems of 3D content. We are also developing a compatible small 3D lens adaptor for use with smart phone camera lenses. In addition B3DTV has its own system for conversion of 2D to 3D content in HD.

The Team necessary for such an operation must not only be excellent in their respective fields but also dedicated to the mission and loyal to its achievement.

The officers of Broadcast 3DTV, Dean Zanetos, and Sidney Kassouf, also serve as members of Company’s Board of Directors.  Below are brief biographies for each member of the management and key personnel for B3DTV.

Dean Zanetos, (Chairman & CEO)

Dean Zanetos is an experienced producer and director, having worked for Universal Pictures from 1979 through 1988.

He has directed and produced television and motion picture projects with aggregate budgets of over $120 million dollars. He has a vast knowledge of special effects production. His producing credits include “Battlestar Galactica" among others.

From 1990 through 1994 Mr. Zanetos was President of World Television Distribution, distributing film and television shows throughout the world. He also has a BA degree in Political Science from the University of Denver.

He has expertise in production, distribution and as an executive, all significant components for the successful management of the complex technical and content requirements for the Company.

Sidney K. Kassouf, (President & COO)

Mr. Kassouf is an innovator in all areas of visual technology from High Definition to 3D.  He has more than twenty (20) years of experience creating digital technical solutions and applications including several years of advanced development of emerging technologies.

Previously, Mr. Kassouf produced 24 episodes of the TV music series, “The Rock Files,” in 1993 as well as edited music videos from 1991 through 2009 for TV. He produced special effects content for recent series such as Alias, CSI New York, CSI Miami, Chuck, Lost and Dexter.

He has also authored DVDs and Blu-Ray DVDs for major studios and co-founded eDef Media Labs, a research company that specializes in transforming video and film pictures from standard definition to high definition in order to meet broadcast specifications. Mr. Kassouf is an expert in entertainment technology and currently serves as a consultant to various post-production companies in Hollywood.

Dr. John M. Tamkin (Product Development Consultant)

B3DTV has a strategic relationship with Imaging Insights LLC, under the direction of Dr. John Timken, CEO/CTO. Dr. Tamkin has more than 30 years of professional experience in optical engineering, focused on developing and transferring optical technology from product research through production. Through most of his career, he has operated as a team leader of small groups on projects that had lifetimes of less than 2 years with budgets more than $10 Million.

Dr. Tamkin has published extensively and has numerous patents.

Dr. Tamkin has a B.S in Physics from San Diego University and a Ph.d in Optical Engineering from the University of Arizona.

Mark Centkowski (Operations Manager)

Mr. Centkowski founded Innovision Optics, located in Santa Monica, California in 1987.  He has more than 30 years of experience in the design manufacture and marketing of specialized production equipment to the television and video industries. He is involved in the development of the next generation of specialized camera lenses, and compact versions of camera tracking systems for Innovision Optics. He coordinates a team of mechanical engineers, optical designers and software programmers for the development of customized optical instruments and remote controlled camera systems.

Mr. Centkowski has a B.A. from Michigan State University.

Conclusion

Broadcast 3DTV is dedicated to the best in clear 3D viewing.

The mission: release B3DTV advanced-technology worldwide.

Now audiences can enjoy remarkable 3D without glasses.

Imagine, low cost, amazing 3D viewable from any angle.

So leave the past.  Join us.

A true game changer…

Broadcast 3DTV, Inc.

Changing A 2D World Into A 3D Universe

B.

The Offering

The Company is offering a maximum of 10,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Broadcast Marketing and Advertising products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of $100,000. The Company will have 180 Calendar Days from the date of Qualification of this Offering to achieve the $100,000 Minimum and One Year from the date this Offering begins to sell all Securities Offered through this Offering. After the Minimum Offering Proceeds have been reached, all proceeds will be released from the Escrow Account and utilized by the Company. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. All proceeds from the sale of Shares after the Minimum Offering Proceeds has been achieved will be delivered directly to the Company.  See “PLAN OF PLACEMENT ” section.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

97%

o

New Shareholders

3%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has outstanding warrants for the purchase of shares of the Company’s Common Stock.

•

Mr. Mark Centowski, Manager of Operations

o

1.5 Million Shares

•

Dr. John Tamkin, Product Development Consultant

o

1.5 Million Shares

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 10,000 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

In 2012, The Board adopted an equity incentive stock option plan (the “Plan”), under which the Board of Directors has reserved THREE MILLION shares of Common Stock for issuance upon exercise of options granted pursuant to the Plan. The plan is administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee has the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

The Company will be required to furnish you with quarterly un-audited financial reports and an annual audited financial report through a public listing at www.AlternativeSecuritiesMarket.com. Further, the Company will also voluntarily send you both quarterly un-audited financial reports and an annual audited financial report via electronic mail. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.AlternativeSecuritiesMarket.com, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

The Company will serve as its own registrar and transfer agent with respect the Offering.

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 10,000 9% Convertible Preferred Stock Shares, (2) The Company will have 180 days to sell the Minimum Amount of Securities and One Year from the date this Offering begins to sell all Securities Offered through this Offering, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an Escrow Account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. The Company will have 180 Calendar Days from the date this Registration Statement is deemed qualified by the U.S. Securities & Exchange Commission to reach the $100,000 Minimum, or this Offering shall terminate. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Broadcast 3DTV, Inc.

The Company	Broadcast 3DTV, Inc. is a California Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 41 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $1,000,000 from Investors.  The securities being offered hereby consists of up to 10,000 9% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Unit subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 10,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an escrow account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. The Company will have 180 Calendar Days to reach the $100,000 Minimum, or this Offering shall terminate. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 9% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification Listings and Admissions to Trading

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

Applications are being prepared and will be made to U.S. OTC Market (OTCQB or OTCQB), the Bermuda Stock Exchange's Mezzanine Market and the Berlin Stock Exchange (though the Company may choose to list on the Frankfurt Stock Exchange instead of the Berlin Stock Exchange) for the Securities to be admitted to the Exchange's Official List and for Trading. Submission for listing is expected in 2016.

ITEM 7.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 1020 North Hollywood Way, Suite 120, Burbank, California 91505. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 8. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Dean Zanetos (Age: 67 )

Co-Founder, CEO & Chairman of the Board of Directors

Mr. Dean Zanetos is an experienced producer and director, having worked for Universal Pictures from 1979 through 1988.

Mr Zanetos has directed and produced television and motion picture projects with aggregate budgets of over $120 Million US Dollars. He has a vast knowledge of special effects production. His producing credits include “Battlestar Galactica” among others.

From 1990 through 1994, Mr. Zanetos was President of World Television Distribution, which distributed film and television shows throughout the World. Mr. Zanetos has a B.A. Degree in Political Science from the University of Denver.

Mr. Zanetos has expertise in production, distribution and as an executive, which are all significant components for the successful management of the complex technical and content requirements for the Company.

Mr. Sidney K. Kassouf

(Age: 61)

Co-Founder, President & Chief Operations Officer

Mr. Kassouf is an innovator in all areas of visual technology from High Definition to 3D.  He has more than twenty (20) years of experience creating digital technical solutions and applications including several years of advanced development of emerging technologies.

Previously, Mr. Kassouf produced 24 episodes of the TV music series, “The Rock Files,” in 1993 as well as edited music videos from 1991 through 2009 for TV. He produced special effects content for recent series such as Alias, CSI New York, CSI Miami, Chuck, Lost and Dexter.

He has also authored DVDs and Blu-Ray DVDs for major studios and co-founded eDef Media Labs, a research company that specializes in transforming video and film pictures from standard definition to high definition in order to meet broadcast specifications. Mr. Kassouf is an expert in entertainment technology and currently serves as a consultant to various post-production companies in Hollywood.

Dr. John M. Tamkin (Age:  54)

Product Development Consultant

B3DTV has a strategic relationship with Imaging Insights LLC, under the direction of Dr. John Timken, CEO/CTO. Dr. Tamkin has more than 30 years of professional experience in optical engineering, focused on developing and transferring optical technology from product research through production. Through most of his career, he has operated as a team leader of small groups on projects that had lifetimes of less than 2 years with budgets more than $10 Million.

Dr. Tamkin has published extensively and has numerous patents.

Dr. Tamkin has a B.S in Physics from San Diego University and a Ph.d in Optical Engineering from the University of Arizona.

Mr. Mark Centkowski  (Age:  64)

Manager of Operations

Mr. Centkowski founded Innovision Optics, located in Santa Monica, California in 1987.  He has more than 30 years of experience in the design manufacture and marketing of specialized production equipment to the television and video industries. He is involved in the development of the next generation of specialized camera lenses, and compact versions of camera tracking systems for Innovision Optics. He coordinates a team of mechanical engineers, optical designers and software programmers for the development of customized optical instruments and remote controlled camera systems.

Mr. Centkowski has a B.A. from Michigan State University.

B. Significant Employees.   All Members of Broadcast 3DTV, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Broadcast 3DTV, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

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ITEM 9.   EXECUTIVE COMPENSATION.

In June of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Broadcast 3DTV, Inc. will be entitled to receive an annual salary of:

Mr. Dean Zanetos

Chairman of the Board of Directors

$94,800

Mr. Sidney K. Kossouf

President

$94,800

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 10. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Dean Zanetos Chairman of the Board of Directors 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 25,500,000 Shares (42.48%) Preferred Stock: No Shares	Common Stock: 26,998,393.50 Shares (44.4%) Preferred Stock: No Shares
Mr. Sidney K. Kassouf President & Chief Operations Officer 1020 North Hollywood Way, #120 Burbank California 91505	Common Stock: 25,500,000 Shares (42.48%) Preferred Stock: No Shares	Common Stock: 26,998,393.50 Shares (44.4%) Preferred Stock: No Shares
Mr. Marko Budgyk Shareholder 1020 North Hollywood Way, #120 Burbank, California 91505	Common Stock: 5,000,000 Shares (8.32%) Preferred Stock: No Shares	Common Stock: 5,000,000 Shares (8.22%) Preferred Stock: No Shares
Alternative Securities Markets Group Corporation Underwriter / Shareholder 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: 608,214 (1.0%) Preferred Stock: No Shares	Common Stock: 608,214 (1.0%) Preferred Stock: No Shares
Alternative Securities Market, LLC Broker Dealer / Shareholder 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 1,216,428 Shares (2.0%) Preferred Stock: No Shares

(*) Upon qualification of this Registration Statement, the Company will issue 608,214 (SIX HUNDRED EIGHT THOUSAND, TWO HUNDRED FOURTEEN) shares of its Common Stock to Alternative Securities Markets Group Corporation under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

In accordance with the Company agreement with Alternative Securities Market, LLC, the Company shall place into escrow and issue up to ONE MILLION TWO HUNDRED SIXTEEN THOUSAND FOUR HUNDRED TWENTY-EIGHT Shares of Common Stock (the “Escrowed Common Stock”) as follows:

•

20% (243,285 of the escrowed 1,216,428 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($200,000 of this $1,000,000 Offering)

•

20% (a second 243,285 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($400,000 of this $1,000,000 Offering)

•

20% (a third 243,285 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($600,000 of this $1,000,000 Offering)

•

20% (a fourth 243,285 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($800,000 of this $1,000,000 Offering)

•

20% (a fifth 243,288 Common Stock Shares of the escrowed 1,216,428 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,000,000 of this $1,000,000 Offering).

ITEM 11. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders are Mr. Dean Zanetos, the Company’s Co-Founder, Chief Executive Officer and Chairman of the Board of Directors; and Mr. Sidney Kassouf, the Company’s Co-Founder, President and Chief Operations Officer. These two shareholders currently own the majority of the issued and outstanding controlling Common Stock Shares of Broadcast 3DTV, Inc. Consequently, these shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Zanetos and Mr. Kassouf thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 12. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of TEN THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 9% Convertible Preferred Stock Unit. A Minimum of $100,000 will need to be received from this Offering for the Company to receive proceeds from the Sale of any Securities of this Offering. A maximum of $1,000,000 will be received from the offering. All Securities are being offered by the Company through this offering, and no Securities are being offered by any selling shareholders of the Company. The Company will receive all proceeds from the sale of its Securities after the Company has secured $100,000 from the sale of Securities through this Offering.  If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The

Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 10,000 9% Convertible Stock Shares in Broadcast 3DTV, Inc. The Securities offered through this Offering have no voting rights. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 10,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly Messers, Zanetos and Kassouf, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

No Manager of the Company will receive any commission or any other remuneration for the sales of securities through this Offering. In offering the Securities, the Company’s Management will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

The Securities will be offered for sale at a fixed price of $100.00 USD per 9% Convertible Preferred Stock Unit. If all Securities are purchased, the gross proceeds to the Company will be $1,000,000.00 USD. Though the Offering is being conducted on a “best-efforts” basis, the Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in a Bank escrow account, and only after $100,000 in securities has been sold to investors (One Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $100,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of August 15th, 2015 – 60,821,429 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors pursuant to California Corporations Code Section 708.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 25,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of August 15th, 2015 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, TEN THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of August 15th, 2015, there were 60,821,429 shares of our Common Stock outstanding, which were held of record by approximately 5 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of August 15th, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of California. California General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’

fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by California’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

California’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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FINANCIAL STATEMENTS SECTION:

2015 1Q Balance Sheet (Un-audited)	51
2015 1Q Profit & Loss (Un-audited)	52
2015 1Q Cash Flow Statement (Un-audited)	53
2015 1Q Statement of Shareholder Equity (Un-audited)	54
2015 1Q Notes to the Financial Statement	55
2014 Balance Sheet (Un-audited)	56
2014 Profit & Loss Statement (Un-audited)	57
2014 Statement of Cash Flows (Un-audited)	58
2014 Statement of Shareholder Equity (Un-audited)	59
2014 Notes to the Financial Statements	60
2013 Balance Sheet (Un-audited)	61
2013 Profit & Loss Statement (Un-audited)	62
2013 Statement of Cash Flows (Un-audited)	63
2013 Statement of Shareholder Equity (Un-audited)	64
2013 Notes to the Financial Statements	65
Signatures	66

Broadcast 3DTV, Inc.
Balance Sheet Standard - Unaudited
As of March 31, 2015
Mar 31, '15
ASSETS
Current Assets
Checking/Savings
Citi Bank	6,438.15
Union Bank	3,514.17
Total Checking/Savings	9,952.32
Total Current Assets	9,952.32
Fixed Assets
Equipment	1,212.59
Total Fixed Assets	1,212.59
Other Assets
Prototype	28,199.00
Startup Cost
Legal	52,459.00
Services	211,760.00
Total Startup Cost	264,219.00
Total Other Assets	292,418.00
TOTAL ASSETS	303,582.91
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Short Term Note	9,430.25
Total Other Current Liabilities	9,430.25
Total Current Liabilities	9,430.25
Long Term Liabilities
BofA Loan	5,392.62
Total Long Term Liabilities	5,392.62
Total Liabilities	14,822.87
Equity
Investor	373,748.00
Retained Earnings	-65,570.55
Net Income (Loss)	-19,417.41
Total Equity	288,760.04
TOTAL LIABILITIES & EQUITY	303,582.91

Broadcast 3DTV, Inc.
Profit and Loss Standard - Unaudited
January through March 2015
Jan - Mar '15
Ordinary Income/Expense
Income
Product Income DVD	13.08
Total Income	13.08
Cost of Goods Sold
DVD Cost of Good Sold	17.99
Total COGS	17.99
Gross Profit	-4.91
Expense
Computer and Internet Expenses	1,648.31
Office Supplies	128.50
Postage and Delivery	10.69
Professional Fees	17,625.00
Total Expense	19,412.50
Net Ordinary Income	-19,417.41
Net Income	-19,417.41

Broadcast 3DTV, Inc.
Statement Of Cash Flows - Unaudited
January through March 2015
Jan - Mar '15
OPERATING ACTIVITIES
Net Income	-19,417.41
Net cash provided by Operating Activities	-19,417.41
Startup Costs
Prototype	-28,199.00
Legal	-9,500.00
Total Startup Costs	-37,699.00
Net cash increase for period	-57,116.41
Cash at beginning of period	67,068.73
Cash at end of period	9,952.32

2015 Statement of Shareholder's Equity Q1

	Preferred	Common		Percentage
Dean Zanetos*		25,500,000	Management	42.20%
(1)
Sidney Kassouf**		25,500,000	Management	42.20%
(2)
Marko Budgyk		5,000,000	Shareholder	8.28%
(3)
Majid Akeel		2,422,697	Shareholder	4.01%
(4)
ASM		2,000,000	Contract	3.31%
(5)

Total		60,422,697		100.00%

Company Hold	125,000	39,577,303	Hold for options, warrants & future stock holders.	Total authorized shares available.

From Balance Sheet
Total OE	$288,760.04

(1) Dean Zanetos 1020 N. Hollywood Way #120 Burbank, CA 91505
* Merger with NewShow, Media Inc. on August 4, 2014 added 15,500,000 shares.
(2) Sidney Kassouf 1020 N. Hollywood Way #120 Burbank, CA 91505
** Merger with NewShow, Media Inc. on August 4, 2014 added 13,500,000 shares.
(3) Marko Budgyk 1020 N. Hollywood Way #120 Burbank, CA 91505
(4) Majid Akeel 1020 N. Hollywood Way #120 Burbank, CA 91505
(5) ASM-Alternative Securities Markets Group 9107 Wilshire Blvd., Suite 450 Beverly Hills, CA 90210

Earnings (Loss) Per Share ( E (L)/PS )

From P&L
$(19,417.41)/60,422,697 = $(.00032)

Broadcast 3DTV, Inc.

2015 – Q1

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Broadcast 3DTV, Inc. is a California Stock Corporation formed on August 14, 2012. The Company was formed for the purpose of broadcasting and transmitting 3D content and programming without the need of glasses for viewing. Company is engaged in the manufacture of inexpensive hardware and software working in combination for the no glasses 3D effect. Company’s advanced technology is proprietary, patent pending and wholly owned by Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Accounting:
The Financial Statements of the Company have been prepared on the cash basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Income Taxes
The Company is a Subchapter C Corporation and accordingly and files a tax return with the Internal Revenue Service on an annual basis.

NOTE 3. CAPITAL STRUCTURE:
The Company has one hundred million shares of Common Stock authorized, one hundred and twenty five thousand shares of Preferred Stock authorized. Fifty eight million, four hundred twenty two thousand and six hundred ninety seven of common stock are issued and outstanding. A merger with NewShow Media, Inc. on August 4, 2014 increased the total stock issued.

NOTE 4. DEBT:

Company has no outstanding long term or short term debt or issues that may affect the future bottom line.

NOTE 5. FOREIGN CURRENCIES

Foreign currency transactions are recorded at the exchange rate ruling on the date of transaction. Foreign exchange gains and losses resulting from the settlement of such transactions, and from the retranslation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies, are recognized in the profit and loss account.

NOTE 6. STARTUP COSTS

Broadcast 3DTV, Inc. defines startup costs as those expenses incurred in acquiring and constructing long lived assets and getting them ready for the intended use of broadcasting internet content in 3D through our patent pending “no glasses” 3D system. These capitalized costs will be recognized in future periods, when revenues generated from content output and sales are recognized. Startup costs included are as follows:

Legal: US & Worldwide Patent Registrations, Corporate documents, Customer sales contracts, and Affiliate contracts worldwide. Services: 3D software alignment programing, Programing software for 2D to 3D conversion, Webcast broadcast content for the B3DTV network, Webcast broadcast content for local affiliates, 3D Anti-piracy software programing, 3D special effects software programing.

Dec 31, '14
ASSETS
Current Assets
Checking/Savings
Citi Bank	67,068.73
Total Checking/Savings	67,068.73
Total Current Assets	67,068.73
Fixed Assets
Equipment	1,212.59
Total Fixed Assets	1,212.59
Other Assets
Startup Cost
Legal	42,959.00
Services	211,760.00
Total Startup Cost	254,719.00
Total Other Assets	254,719.00
TOTAL ASSETS	323,000.32
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Short Term Note	9,430.25
Total Other Current Liabilities	9,430.25
Total Current Liabilities	9,430.25
Long Term Liabilities
BofA Loan	5,392.62
Total Long Term Liabilities	5,392.62
Total Liabilities	14,822.87
Equity
Investor	373,748.00
Retained Earnings	-60,418.03
Net Income (Loss)	-5,152.52
Total Equity	308,177.45
TOTAL LIABILITIES & EQUITY	323,000.32

Broadcast 3DTV, Inc.
Profit and Loss Standard - Unaudited
January through December 2014
Jan - Dec '14
Ordinary Income/Expense
Income
Product Income DVD	35.97
Service Income	6,025.00
Total Income	6,060.97
Gross Profit	6,060.97
Expense
Advertising and Promotion	43.60
Bank Charge	842.12
Computer and Internet Expenses	997.58
Foreign Currency Exchange Loss	3,446.87
Professional Fees	3,607.50
Rent Expense	240.00
Taxes	1,600.00
Telephone Expense	435.82
Total Expense	11,213.49
Net Ordinary Income	-5,152.52
Net Income	-5,152.52

Broadcast 3DTV, Inc.
Statement Of Cash Flows - Unaudited
January through December 2014
Jan - Dec '14
OPERATING ACTIVITIES
Net Income	-5,152.52
Adjustments to reconcile Net Income
to net cash provided by operations:
Short Term Note	4,300.00
Net cash provided by Operating Activities	-852.52
Startup Costs
Equipment	-1,212.59
Legal	-16,600.00
Services	-55,860.00
Total Startup Costs	-73,672.59
FINANCING ACTIVITIES
BofA Loan	5,392.62
Investor(s)	130,990.00
Net cash provided by Financing Activities	136,382.62
Net cash increase for period	61,857.51
Cash at beginning of period	5,211.22
Cash at end of period	67,068.73

2014 Statement of Shareholder's Equity

	Preferred	Common		Percentage
Dean Zanetos*		25,500,000	Management	42.20%
(1)
Sidney Kassouf**		25,500,000	Management	42.20%
(2)
Marko Budgyk		5,000,000	Shareholder	8.28%
(3)
Majid Akeel		2,422,697	Shareholder	4.01%
(4)
ASM		2,000,000	Contract	3.31%
(5)

Total		60,422,697		100.00%

Company Hold	125,000	39,577,303	Hold for options, warrants & future stock holders.	Total authorized shares available.

From Balance Sheet
Total OE	$308,177.45

(1) Dean Zanetos 1020 N. Hollywood Way #120 Burbank, CA 91505
* Merger with NewShow, Media Inc. on August 4, 2014 added 15,500,000 shares.
(2) Sidney Kassouf 1020 N. Hollywood Way #120 Burbank, CA 91505
** Merger with NewShow, Media Inc. on August 4, 2014 added 13,500,000 shares.
(3) Marko Budgyk 1020 N. Hollywood Way #120 Burbank, CA 91505
(4) Majid Akeel 1020 N. Hollywood Way #120 Burbank, CA 91505
(5) ASM-Alternative Securities Markets Group 9107 Wilshire Blvd., Suite 450 Beverly Hills, CA 90210

Earnings (Loss) Per Share ( E (L)/PS )

From P&L
$(5,152.52)/60,422,697 = $(.00008)

Broadcast 3DTV, Inc.

2014

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Broadcast 3DTV, Inc. is a California Stock Corporation formed on August 14, 2012. The Company was formed for the purpose of broadcasting and transmitting 3D content and programming without the need of glasses for viewing. Company is engaged in the manufacture of inexpensive hardware and software working in combination for the no glasses 3D effect. Company’s advanced technology is proprietary, patent pending and wholly owned by Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Accounting:
The Financial Statements of the Company have been prepared on the cash basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Income Taxes
The Company is a Subchapter C Corporation and accordingly and files a tax return with the Internal Revenue Service on an annual basis.

NOTE 3. CAPITAL STRUCTURE:
The Company has one hundred million shares of Common Stock authorized, one hundred and twenty five thousand shares of Preferred Stock authorized. Fifty eight million, four hundred twenty two thousand and six hundred ninety seven of common stock are issued and outstanding. A merger with NewShow Media, Inc. on August 4, 2014 increased the total stock issued.

NOTE 4. DEBT:

Company has no outstanding long term or short term debt or issues that may affect the future bottom line.

NOTE 5. FOREIGN CURRENCIES

Foreign currency transactions are recorded at the exchange rate ruling on the date of transaction. Foreign exchange gains and losses resulting from the settlement of such transactions, and from the retranslation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies, are recognized in the profit and loss account.

NOTE 6. STARTUP COSTS

Broadcast 3DTV, Inc. defines startup costs as those expenses incurred in acquiring and constructing long lived assets and getting them ready for the intended use of broadcasting internet content in 3D through our patent pending “no glasses” 3D system. These capitalized costs will be recognized in future periods, when revenues generated from content output and sales are recognized. Startup costs included are as follows:

Legal: US & Worldwide Patent Registrations, Corporate documents, Customer sales contracts, and Affiliate contracts worldwide. Services: 3D software alignment programing, Programing software for 2D to 3D conversion, Webcast broadcast content for the B3DTV network, Webcast broadcast content for local affiliates, 3D Anti-piracy software programing, 3D special effects software programing.

Broadcast 3DTV, Inc.
Balance Sheet Standard - Unautided
As of December 31, 2013

Dec 31, '13
ASSETS
Current Assets
Checking/Savings
BOA	150.97
Total Checking/Savings	150.97
Total Current Assets	150.97
Other Assets
Startup Cost
Legal	26,359.00
Services	155,900.00
Total Startup Costs	182,259.00
Total Other Assets	182,259.00
TOTAL ASSETS	182,409.97
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Short Term Note	70.00
Total Other Current Liabilities	70.00
Total Current Liabilities	70.00
Total Liabilities	70.00
Equity
Investor	242,758.00
Retained Earnings	-50,658.69
Net Income (Loss)	-9,759.34
Total Equity	182,339.97
TOTAL LIABILITIES & EQUITY	182,409.97

Broadcast 3DTV, Inc.
Profit and Loss Standard - Unautided
January through December 2013

Jan - Dec '13
Ordinary Income/Expense
Income
Product Income	39.24
Service Income	4,000.00
Total Income	4,039.24
Expense
Accountant	541.00
Advertising and Promotion	1,300.00
Bank Charge	335.45
Computer and Internet Expenses	1,067.62
Meals and Entertainment	51.31
Subcontracted Services	2,200.00
Taxes	825.00
Travel Expense	7,478.20
Total Expense	13,798.58
Net Ordinary Income (Loss)	-9,759.34
Net Income	-9,759.34

Broadcast 3DTV, Inc.
Statement Of Cash Flows - Unautided
January through December 2013

Jan - Dec '13
OPERATING ACTIVITIES
Net Income (Loss)	-9,759.34
Adjustments to reconcile Net Income
to net cash provided by operations:
Short Term Note	70.00
Net cash provided by Operating Activities	-9,689.34
Startup Costs
Legal	-20,859.00
Services	-97,150.00
Total Startup Costs	-118,009.00
FINANCING ACTIVITIES
Investor	125,824.00
Net cash provided by Financing Activities	125,824.00
Net cash increase for period	-1,874.34
Cash at beginning of period	2,025.31
Cash at end of period	150.97

	2013 Statement of Shareholder's Equity

	Preferred	Common		Percentage
Dean Zanetos		10,000,000	Management	34.68%
(1)
Sidney Kassouf		12,000,000	Management	41.62%
(2)
Marko Budgyk		5,000,000	Shareholder	17.34%
(3)
Majid Akeel		1,833,150	Shareholder	6.36%
(4)

Total		28,833,150		100.00%

From Balance Sheet
Total OE	$182,339.97

(1) Dean Zanetos 1020 N. Hollywood Way #120 Burbank, CA 91505
(2) Sidney Kassouf 1020 N. Hollywood Way #120 Burbank, CA 91505
(3) Marko Budgyk 1020 N. Hollywood Way #120 Burbank, CA 91505
(4) Majid Akeel 1020 N. Hollywood Way #120 Burbank, CA 91505

Earnings (Loss) Per Share ( E (L)/PS )

From P&L
$(9759.34)/28,833,150 = $(.000338)

Broadcast 3DTV, Inc.

2013

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Broadcast 3DTV, Inc. is a California Stock Corporation formed on August 14, 2012. The Company was formed for the purpose of broadcasting and transmitting 3D content and programming without the need of glasses for viewing. Company is engaged in the manufacture of inexpensive hardware and software working in combination for the no glasses 3D effect. Company’s advanced technology is proprietary, patent pending and wholly owned by Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Accounting:
The Financial Statements of the Company have been prepared on the cash basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Income Taxes
The Company is a Subchapter C Corporation and accordingly and files a tax return with the Internal Revenue Service on an annual basis.

NOTE 3. CAPITAL STRUCTURE:
The Company has one hundred million shares of Common Stock authorized, one hundred and twenty five thousand shares of Preferred Stock authorized. Twenty eight million, eight hundred thirty three thousand and one hundred fifty shares of common stock are issued and outstanding.

NOTE 4. DEBT:

Company has no outstanding long term or short term debt or issues that may affect the future bottom line.

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in California on August 12th, 2015.

Broadcast 3DTV, Inc.

By: Mr. Dean Zanetos

By: Mr. Dean Zanetos

Name: Mr. Dean Zanetos

Title: Co-Founder, Chief Executive Officer & Chairman of the Board

___________________________________________________________________________

By: Mr. Sidney K. Kassouf

By: Mr. Sidney K. Kassouf

Name: Mr. Sidney K. Kassouf

Title: Co-Founder, President & Chief Operations Officer

___________________________________________________________________________________

By: Mr. Steven J. Muehler, Alternative Securities Markets Group Corp

By: Mr. Steven J. Muehler

Name: Mr. Steven J. Muehler

Title: Advisor and Drafter of this Registration Statement

Signature Certificate

Document Reference: UUM8VFJC24LWF8NU9ALKRR

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dzb3dtv.com
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Alternative Securities Markets Group
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Timestamp	Audit
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